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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights of the Alpine U.S. Real Estate Equity Fund, and our reports dated December 20, 1999, relating to the financial statements and financial highlights of the Alpine International Real Estate Equity Fund and the Alpine Realty Income & Growth Fund, respectively, which appear in the September 30, 1999 Annual Report to Shareholders of the Alpine U.S. Real Estate Equity Fund and in the October 31, 1999 Annual Reports to Shareholders of the Alpine International Real Estate Equity Fund and the Alpine Realty Income & Growth Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio